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                                                                   EXHIBIT 99.2

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                              RIGHTS CERTIFICATES
                                   ISSUED BY
                        ENCOMPASS SERVICES CORPORATION

   This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus
dated         , 2002 (the "Prospectus") of Encompass Services Corporation, a
Texas corporation (the "Company"), if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the "Rights Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00
p.m., New York City time, on          , 2002, unless such time is extended by
the Company as described in the Prospectus (as it may be extended, the "Expiration Date"). Such form must be delivered by hand or sent by telegram, facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date.


   Payment of the Subscription Price of $0.55 per share for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., New York City time, on the Expiration Date even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See "The Rights Offering--Method of Subscription--Exercise of Rights" in the Prospectus.


                          The Subscription Agent is:

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
 If by Mail or Telegram:            If by Hand:            If by Overnight Courier:
  Confirm by Telephone:                                      Telephone Number for
                              Facsimile Transmission:            Information:
    (______) ______ -            (______) ______ -             (______) ______ -

       DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH
         ABOVE OR TRANSMISSION OF THIS INSTRUMENT VIA FACSIMILE OTHER
                            THAN AS SET FORTH ABOVE
                     DOES NOT CONSTITUTE A VALID DELIVERY.

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Ladies and Gentlemen:

   The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Rights and that such Rights Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to
subscribe for        share(s) of Common Stock with respect to the Rights
represented by such Rights Certificate(s) and (ii) the Over-Subscription Privilege relating to such Rights, to the extent that shares of Common Stock that are not otherwise purchased pursuant to the exercise of Rights (the "Excess Shares") are available therefor, for an aggregate of up to Excess Shares, subject to availability and pro-ration as described in the Prospectus.

   The undersigned understands that payment of the Subscription Price of $
per share for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., New York City time, on the Expiration Date and represents that such payment, in the aggregate amount of
$       either (check appropriate box):

   [_] is being delivered to the Subscription Agent herewith

                     or

   [_] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto):

      [_] Wire transfer of funds
         Name of transferor institution:  ___________________________________
         Date of transfer: ____________________________________________________
 Confirmation number (if available): __________________________________________

      [_] Uncertified check
         Name of maker: _______________________________________________________
         Date of check: _______________________________________________________
        Check number: _________________________________________________________
         Bank on which check is drawn:  _______________________________________

      [_] Certified check
         Name of maker: _______________________________________________________
         Date of check: _______________________________________________________
        Check number: _________________________________________________________
         Bank on which check is drawn: ________________________________________

      [_] Bank draft (cashier's check)
         Name of maker: _______________________________________________________
         Date of draft: _______________________________________________________
        Draft number: _________________________________________________________
         Bank on which check is drawn: ________________________________________

      [_] Money order
         Name of maker: _______________________________________________________
         Date of money order: _________________________________________________
        Money order number: ___________________________________________________
       Issuer of money order: _________________________________________________

Signature(s) _____________________        Address _____________________________
Name(s)  _________________________        _____________________________________
__________________________________        _____________________________________
      (Please type or print)              Area Code and Tel. No.(s) _________
                                          _____________________________________
Rights Certificate No(s) (if available) _______________________________________

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                             GUARANTEE OF DELIVERY
          (Not To Be Used For Rights Certificate Signature Guarantee)

   The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.

_____________________________________     Dated: ______________________________

_____________________________________     _____________________________________
              (Address)                              (Name of Firm)

_____________________________________     _____________________________________
  (Area Code and Telephone Number)               (Authorized Signature)
   The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.

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